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                         [CORBIN & WERTZ LETTERHEAD]



                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
 PenUltimate, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 27, 1995, which includes an explanatory paragraph raising substantial doubt about the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB of PenUltimate, Inc. as of June 30, 1995 and for each of the years in the two-year period ended June 30, 1995.


                                                   Corbin & Wertz

Irvine, California
May 29, 1996